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                                                                     Exhibit 5.2

          [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL APPEARS HERE]

                                       August 12, 1998

Impac Group, Inc.
1950 Ruby Street
Melrose Park, Illinois 60160

     Re: IMPAC Group, Inc. - Registration of $100,000,000 Aggregate Principal Amount of 10-1/8% Senior Notes Due 2008, Series B on Form S-4
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Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on March
              ---
27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal
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amount of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC
                                                        --- -----
Group, Inc. (the "Company"), together with guarantees thereof (the "New
                  -------                                           ---
Guarantees") by AGI Incorporated ("AGI"), Klearfold, Inc., KF-International,
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Inc. and KF-Delaware, Inc. (the "Guarantors").
                                 ----------

     The New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 (the "Old Notes"), which
                                                          --- -----
have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus
                     -------- -----
included in the Registration Statement.

     We have acted as special Illinois counsel to AGI in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the representations of


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                         SONNENSCHEIN NATH & ROSENTHAL

Impac Group, Inc.
August 12, 1998
Page 2

AGI, and we have assumed, without independent inquiry, the accuracy of those representations.

     This opinion is limited to the internal substantive laws of the State of Illinois as applied by courts located in Illinois. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance with, any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. AGI is a corporation validly existing under the laws of the State of Illinois and has the corporate power and authority to enter into each of the Indenture and the New Guarantees;

     2. the Indenture has been duly authorized and validly executed and delivered by AGI;

     3.     the New Guarantees have been duly authorized by AGI.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and, if required, to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                       Very truly yours,

                                 SONNENSCHEIN NATH & ROSENTHAL

                                 By: /s/ Michael D. Rosenthal
                                     Michael D. Rosenthal